UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2026
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
Southern California Gas Company (“SoCalGas”) and San Diego Gas & Electric Company (“SDG&E”) are subsidiaries of Sempra and comprise the Sempra California segment of Sempra’s business. The following management changes at SoCalGas, which expand the existing shared officer model for certain key positions at SoCalGas and SDG&E, are part of a broader initiative designed to simplify the business, capture efficiencies, and improve customer affordability.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2026, the Board of Directors of SoCalGas appointed Valerie A. Bille, currently Senior Vice President and Chief Financial Officer for SDG&E since March 2025, to be Senior Vice President and Chief Financial Officer for SoCalGas. As part of the shared officer model, Ms. Bille will retain her roles as Senior Vice President and Chief Financial Officer for SDG&E. Ms. Bille, 47, has also served as a Vice President, Controller, Chief Accounting Officer and Treasurer for SDG&E since August 2020, but will not retain these titles. In connection with these changes, (i) Ms. Bille’s annual base salary will increase to $430,000, (ii) the target value of Ms. Bille’s performance-based cash bonus award will remain at 50% of her annual base salary, (iii) the Compensation Committee of the Board of Directors of SoCalGas will recommend to the Compensation and Talent Development Committee of the Sempra Board of Directors that the target value of Ms. Bille’s annual long-term equity-based incentive awards remain at 120% of her annual base salary, and (iv) Ms. Bille will be eligible for other executive benefits commensurate with SoCalGas’ similarly situated officers, including Ms. Bille’s existing severance pay agreement that will remain unchanged. Additional information regarding executive benefits provided for SoCalGas’ executive officers is described in SoCalGas’ 2025 Information Statement filed with the U.S. Securities and Exchange Commission on April 25, 2025.
Also on January 8, 2026, (i) David J. Barrett provided notice that he will resign as Senior Vice President and General Counsel for SoCalGas, and he was appointed Senior Vice President and Deputy General Counsel of Litigation and Regulatory for Sempra, and (ii) the Board of Directors of SoCalGas appointed Robert J. Borthwick, who currently serves as Chief Risk Officer for Sempra, to be Senior Vice President and General Counsel for SoCalGas. Mr. Borthwick was also appointed to the same roles for SDG&E.
On January 6, 2026, Mia L. DeMontigny provided notice that she will resign as Senior Vice President, Chief Financial Officer and Treasurer for SoCalGas.
All of the foregoing actions and related compensation and benefits changes will be effective January 31, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: January 9, 2026	By: /s/ Maryam S. Brown
Maryam S. Brown Chief Executive Officer and President